UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2022

F45 Training Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40590	84-2529722
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue, Building E

Austin, Texas 78704

(Address of Principal Executive Offices)

(737) 787-1955

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Waiver Under Credit Agreement

On July 25, 2022, F45 Training Holdings Inc. (the “Company”), as borrower, certain other loan parties thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and Australian Security Trustee, entered into a Waiver Under Credit Agreement, dated July 25, 2022 (the “Credit Agreement Waiver”). Pursuant to the Credit Agreement Waiver, certain lenders party to the Amended and Restated Credit Agreement dated as of August 13, 2021, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 20, 2021, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 13, 2022 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) have agreed to waive certain defaults under the Credit Agreement, subject to the terms and conditions set forth in the Credit Agreement Waiver.

The foregoing summary of the Credit Agreement Waiver does not purport to be a complete description of the Credit Agreement Waiver and is qualified in its entirety by reference to the full text of the Credit Agreement Waiver, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 26, 2022, the Company issued a press release providing information on the Company’s updated outlook and financial guidance. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release also announced Adam J. Gilchrist’s separation from the Company, cost and employee headcount reduction plans, and the appointment of Mr. Coates as Interim Chief Executive Officer (as further described in this Current Report on Form 8-K).

The information included or incorporated by reference in this Item 2.02, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

Due to market conditions, on July 26, 2022, the Company decided to reduce its number of employees by approximately 110 employees, which represents approximately 45% of the Company’s total employees globally. The Company expects to complete this workforce reduction in the third quarter of 2022. As a result of this workforce reduction, the Company expects to incur a pre-tax cash charge for one-time termination benefits, which consist of severance and related costs, of between approximately $10 million and $12 million in the third quarter of 2022.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2022, the Company filed with the New York Stock Exchange (the “NYSE”) a Section 303A Interim Written Affirmation notifying the NYSE that, due to the appointment of Mr. Coates as Interim Chief Executive Officer, the Company currently has five independent directors and six non-independent directors and, accordingly, does not have a majority of independent directors pursuant to Section 303A.01 of the NYSE Listed Company Manual. Section 303A.01 requires listed companies to have a majority of independent directors. The Company’s search for one or more additional independent members of the Company’s Board of Directors (the “Board”) is underway and the Company intends to complete the process as soon as practical.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of President and Chief Executive Officer

On July 26, 2022, the Company announced that President, Chief Executive Officer and Chairman of the Board, Adam J. Gilchrist, will be stepping down, effective as of July 24, 2022 (the “separation date”). Mr. Gilchrist will remain a director of the Company and the Board will appoint a new Chairman.

Mr. Gilchrist has entered into a Separation Agreement with the Company, effective as of the separation date (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Gilchrist will remain available to provide transition services to the extent needed by the Company. Mr. Gilchrist will remain on the Board as a Class III, non-employee director.

Under the terms of the Separation Agreement, Mr. Gilchrist will be eligible to receive the following payments and benefits, subject to certain agreed conditions set forth in the Separation Agreement: (i) a one-time cash payment of $4,800,000; (ii) commencing on August 1, 2022, payment by the Company of a 12-month lease of Mr. Gilchrist’s residence in Florida, with an annual lease amount of up to $1,200,000; (iii) reimbursement for COBRA premiums for Mr. Gilchrist and his covered dependents for up to eighteen months; (iv) relocation expenses up to $20,000; (v) reimbursement of legal fees related to the Separation Agreement; and (vi) a one-time cash payment of $1,000,000. As a non-employee member of the Board, as of the separation date, Mr. Gilchrist will be eligible to receive compensation pursuant to the Company’s non-employee director compensation program, as described in the Company’s Proxy Statement for the year ended December 31, 2021, filed with the SEC on May 2, 2022.

Pursuant to the Separation Agreement, Mr. Gilchrist has also agreed to enter into an amendment to or waiver under the Company’s Third Amended and Restated Stockholders’ Agreement, dated as of July 14, 2021 (the “Stockholders’ Agreement”), filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022 (the “2021 10-K”), to agree to certain amendments to his board nomination rights. Such board nomination rights will consist of (i) the right to designate two individuals, including Mr. Gilchrist, to be nominated for election to serve as members of the Board, for so long as Mr. Gilchrist or his affiliated entities hold at least 50% of the shares of the Company’s common stock beneficially owned by Mr. Gilchrist at the time of the Company’s initial public offering, and (ii) the right to designate one individual, including Mr. Gilchrist, to be nominated for election to serve as a member of the Board, for so long as Mr. Gilchrist or his affiliated entities hold at least 25% of the shares of the Company’s common stock beneficially owned by Mr. Gilchrist at the time of the Company’s initial public offering (in each case subject to appropriate adjustment for stock splits, dividends, recapitalizations, or similar actions).

The Company has also agreed to, as soon as practicable following the Company’s eligibility to use a registration statement on Form S-3, under the Securities Act, use commercially reasonable efforts to file a registration statement on Form S-3 to cover the resale of securities beneficially owned by Mr. Gilchrist. Certain sections of the Stockholders’ Agreement, including indemnification provisions and provisions relating to market stand-off agreements, will apply to such registration rights.

Under the Separation Agreement, Mr. Gilchrist has further agreed to certain standstill obligations for a period of one year following the separation date. Pursuant to such standstill obligations, Mr. Gilchrist and his affiliates and representatives will not, among other things, offer or propose to effect or participate in any acquisition of securities of all or substantially all of the Company’s assets, any tender or exchange offer involving the Company, any recapitalization transaction with respect to the Company, or any solicitation of proxies to vote any voting securities of the Company. Mr. Gilchrist also agreed not to form or participate in any “group” with respect to Company securities, as such term is defined under the Securities Exchange Act of 1934, as amended, or to make any public announcement with respect to an unsolicited proposal for or offer of any extraordinary transaction involving the Company or its securities.

The Separation Agreement additionally provides for a general release of claims in favor of the Company, as well as a release of claims against Mr. Gilchrist, subject to certain exceptions. The Separation Agreement includes customary cooperation, confidentiality and mutual non-disparagement provisions.

The foregoing summary of the Separation Agreement does not purport to be a complete description of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Appointment of Interim Chief Executive Officer

On July 24, 2022, the Board appointed Ben Coates, a current member of the Board, as Interim Chief Executive Officer, to serve while the Board conducts a formal search for a permanent successor to Mr. Gilchrist. In addition to his new role as Interim Chief Executive Officer, Mr. Coates will continue to serve as a member of the Company’s Board.

Mr. Coates, age 52, joined the Board in August 2021. Prior to his role as Interim Chief Executive Officer, Mr. Coates was a Director of Coolgardie Investments, a private investment company that he founded in 2006. Mr. Coates has actively worked with Coolgardie since 2014 and has acted in multiple roles during this period, including as a partner with Prime Production, a global translation company based in the UK, a Director with National Civil Group, an Australian civil contracting business, and Glen Eden Pastoral an Australian rural business where he currently serves as a Director. During the period from 2007 to 2014, Mr. Coates held various roles at National Australia Bank (NAB) at both the Australia and United Kingdom offices. From 2010 to 2014, Mr. Coates served as Director of Strategy for NAB Europe Ltd. where he was responsible for strategy and implementation of compliance programs designed to ensure NAB Europe operated in accordance with updated UK banking and finance legislation. From 2007 to 2010, he served as an Executive Director at NAB Private Wealth, where he was responsible for origination and distribution of structured investments products across the group. Prior to joining NAB, Mr. Coates spent a number of years as General Manager, Funds Management at Hanover Group, where he was responsible for developing and managing the retail and wholesale fund raising activities as well as compliance and risk management. Mr. Coates received his Master of Applied Finance degree from Macquarie University and his DipFP from Deakin University.

There are no arrangements or understandings between Mr. Coates and any other persons pursuant to which Mr. Coates was selected as an officer of the Company, and Mr. Coates has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

Mr. Coates and the Company have previously executed an indemnification agreement, which provides among other matters, that the Company will indemnify Mr. Coates to the fullest extent permitted by applicable law with respect to any action, suit, arbitration, or any other proceeding whether civil, criminal, administrative or investigative by reason of the fact that Mr. Coates is or was a director, officer, employee, agent or trustee of the Company. Mr. Coates’ indemnification agreement is the same as that of other executive officers of the Company, the form of which is attached as Exhibit 10.14 to the 2021 10-K, and incorporated herein by reference.

Chief Financial Officer Employment Agreement Amendment

On July 25, 2022, the Company entered into an amendment to the employment agreement between the Company and Chris Payne, dated July 5, 2021 (the “Payne Employment Agreement Amendment”). Pursuant to the amendment, so long as Mr. Payne remains through October 15, 2022, Mr. Payne will be entitled to a cash retention bonus in the amount of $2,400,000, along with accelerated vesting of his outstanding and unvested equity awards. Mr. Payne will also be entitled to 18 months of Company-paid COBRA and the relocation benefits provided for in his existing employment agreement following any termination of employment following that date. These retention payments and benefits will be paid immediately upon any involuntary termination of Mr. Payne’s employment prior to October 15, 2022. The Payne Employment Agreement Amendment also provides that if Mr. Payne receives these retention payments and benefits, he will not be entitled to any additional severance compensation or benefits under his employment agreement in connection with any termination of employment with the Company.

The foregoing summary of the Payne Employment Agreement Amendment does not purport to be a complete description of the Payne Employment Agreement Amendment and is qualified in its entirety by reference to the full text of the Payne Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Waiver Under Credit Agreement, by and among F45 Training Holdings Inc., the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Australian Security Trustee, dated July 25, 2022.

10.2	Separation Agreement, by and between Adam J. Gilchrist and F45 Training Holdings Inc., dated July 24, 2022.

10.3	Amendment No. 1 to Executive Employment Agreement by and between Chris Payne and F45 Training Holdings Inc., dated July 25, 2022.

99.1	Press Release, dated July 26, 2022, issued by F45 Training Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2022	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer